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Exhibit 10.2

CONSULTING AGREEMENT

THIS AGREEMENT made as of the 13th day of July, 2004.

BETWEEN:

      WORLD HEART CORPORATION
      1 Laser Street, Ottawa, Ontario K2E 7V1

        (hereinafter referred to as "WorldHeart")

OF THE FIRST PART,

And

      SYNERGISTIC BUSINESS SOLUTIONS
      c/o: BOB CORSON
      Marchbrook Circle
      Kanata, Ontario
      K2W 1A1

        (hereinafter referred to as the "Consultant")

OF THE SECOND PART.

WHEREAS WorldHeart carries on a business consisting principally of the research, development and commercialization of medical devices (the "Business");

AND WHEREAS WorldHeart is desirous of retaining the Consultant to provide consulting services in connection with the Business of the Corporation;

AND WHEREAS the consultant is desirous of providing such services to WorldHeart, on the terms and subject to the conditions herein set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, it is agreed as follows:

ARTICLE ONE — CONSULTING SERVICES

1.1    Services.    WorldHeart hereby agrees to retain the Consultant to provide WorldHeart with consulting services as specified in Appendix A, and such other consulting services as WorldHeart and the Consultant may from time to time agree upon, (the "Services") and the Consultant hereby agrees to provide such Services to the Corporation.

1.2    Term of Agreement.    This Agreement shall remain in full force and effect from July 13, 2004 to such time as the services are completed as prescribed by Appendix A (the "Term"), subject to earlier termination as hereinafter provided, with the said Term being capable of extension by mutual written agreement of the parties hereto.

1.3    Provision of Services.    The Services to be provided hereunder to WorldHeart by the Consultant shall be provided by the Consultant. It is agreed and acknowledged that the Consultant may from time to time provide services to other persons, firms and corporations, provided that the Consultant shall at no time while this Agreement remains in force provide ongoing services to any competitor of the Corporation that is not an affiliate (for the purposes of this Agreement "Affiliate" shall mean any person, firm or corporation that is affiliated with WorldHeart within the meaning of the Business Corporations Act (Ontario) and World Heart Corporation.

1.4    Remuneration.    In consideration for the Services rendered by the Consultant hereunder, the Corporation shall pay to the Consultant consulting fees as prescribed in Appendix A for the term of the Consultant's retainer. The Consulting fees shall be paid at the completion of predetermined milestones as established in Appendix A.

1.5    Expenses.    The Consultant shall be reimbursed from time to time for all pre-approved out of pocket expenses, including reasonable travel costs, actually and properly incurred by the Consultant in connection with providing the Services hereunder. The Consultant shall furnish receipts, statements and vouchers to the Corporation for all such expenses.

ARTICLE TWO — COVENANTS

2.1    No Delegation of Services.    The Consultant covenants and agrees with WorldHeart that he or she shall not delegate performance of the Services to anyone without the prior written consent of the Corporation.

2.2    Provision of Amenities.    WorldHeart does not covenant or agree to provide, for the use of the Consultant, any amenities, except as expressly described herein.

ARTICLE THREE — CONFIDENTIALITY AND NON-COMPETITION

3.1    Confidential Information.    The Consultant covenants and agrees that he or she shall not disclose to anyone any confidential information with respect to the business or affairs of WorldHeart. This obligation shall survive the expiry or termination of this Agreement. A formal Non Disclosure Agreement attached as Appendix B shall be signed concurrently with this Agreement and once signed, forms an integral part of this Agreement.

3.2    Return of Property.    Upon expiry or termination of this Agreement the Consultant shall return to WorldHeart any property, documentation, or confidential information which is the property of WorldHeart.

3.3    Promotion of Corporation's Interests.    The Consultant shall and will faithfully serve and use his or her best efforts to promote the interests of WorldHeart, shall not use any information he or she may acquire with respect to the business and affairs of WorldHeart or its affiliates for his or her own purposes or for any purposes other than those of WorldHeart or its affiliates.

ARTICLE FOUR — TERMINATION

4.1    Termination of Agreement.    WorldHeart may terminate this Agreement by giving the Consultant one months' written notice. The Consultant may terminate this Agreement at any time by giving WorldHeart one months' written notice. The obligations of the Consultant under this Agreement shall terminate upon the earlier of the Consultant ceasing to be retained by WorldHeart or the termination of this Agreement by WorldHeart or the Consultant.

ARTICLE FIVE — CAPACITY

5.1    Capacity of Consultant.    It is acknowledged by the parties hereto that the Consultant is being retained by WorldHeart in the capacity of independent contractor and not as an employee of WorldHeart. The Consultant and WorldHeart acknowledge and agree that this Agreement does not create a partnership or joint venture between them. The Consultant agrees to pay when due all applicable source deductions and taxes resulting from the payment to the Consultant of all fees under this Agreement.

ARTICLE SIX — GENERAL CONTRACT PROVISIONS

6.1    Notices.    All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

(a) To WorldHeart at:	World Heart Corporation 1 Laser Street Ottawa, ON K2E 7V1 Telephone: (613) 226-4278 Facsimile: (613) 226-4744
Attention: Roderick M. Bryden

(b) To the Consultant at:	SYNERGISTIC BUSINESS SOLUTIONS c/o: BOB CORSON Marchbrook Circle Kanata, Ontario K2W 1A1

or at such other address as may be provide to the other party hereto, in writing, from time to time.

All such notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes and other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery, courier or by facsimile transmission.

6.2    Additional Conditions.    The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

6.3    Counterparts.    This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

6.4    Time of the Essence.    Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.5    Entire Agreement.    This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any Appendices referred to herein are incorporated herein by reference and form part of this Agreement.

6.6    Enurement.    This Agreement shall enure to the benefit of and be binding upon the parties and their respective legal personal representatives, heirs, executors, administrators or successors.

6.7    Assignment.    This Agreement may not be assigned by the Consultant.

6.8    Currency.    Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of Canada.

6.9    Headings for Convenience Only.    The division of this Agreement into articles and sections is for convenience of reverence only and shall not affect the interpretation or construction of this Agreement.

6.10    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province.

6.11    Calculation of Time.    When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

6.12    Legislation References.    Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference to any successor thereto.

6.13    Severability.    If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

6.14    Transmission by Facsimile.    The parties agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of this Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties have duly executed this Consulting Agreement this 13th day of July, 2005.

SIGNED, SEALED AND DELIVERED in the presence of:	) ) ) ) )
Witness		/s/ Robert Corson Name

WORLD HEART CORPORATION

		Per:	/s/ Roderick M. Bryden Roderick M. Bryden President & CEO

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CONSULTING AGREEMENT